UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2020

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 16, 2020, the Board of Directors (the “Board”) of MagnaChip Semiconductor Corporation (the “Company”) increased the size of the Board in accordance with the Company’s Amended and Restated Bylaws from six to seven directors, creating one vacancy on the Board. Effective July 16, 2020, the Board appointed Kyo-Hwa (Liz) Chung as a director of the Company to fill the newly-created vacancy on the Board with a term expiring at the next annual meeting of stockholders to be held in 2021. Ms. Chung currently serves as the Head of Corporate, External and Legal Affairs, for Microsoft Korea, a position she has held since November 2018. Prior to Microsoft Korea, Ms. Chung was with the Korean law firm Kim & Chang, from April 2003 until November 2018, most recently as a partner focusing on the areas of international disputes, government investigations and crisis management. During September 2008 to March 2009, Ms. Chung was engaged with the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, as a visiting attorney at its New York office. Ms. Chung served as a judge on the Seoul Administrative Court from 2001 to 2003 and the Seoul Central District Court from 1999 to 2001. Ms. Chung received an LLM degree from Harvard Law School in 2008, and a Bachelor of Law degree from Korea University in 1996. Ms. Chung is licensed to practice law in Korea and New York.

Ms. Chung will participate in the Company’s independent director compensation program. She will receive the following compensation in connection with her service on the Board, provided that such compensation will be prorated for her time of service from the date of her appointment through the Company’s next Annual Meeting of Stockholders:

a. an annual RSU grant valued at $165,000 for service on the Board with such grant to vest in full on the date of the Company’s next Annual Meeting of Stockholders (or if earlier, August 31 of such year); and

b. a quarterly cash retainer of $18,750 for service on the Board.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Chung had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. No arrangement or understanding exists between Ms. Chung and any other person pursuant to which Ms. Chung was selected as a director of the Company.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2020, the Company issued a press release announcing the election of Ms. Chung to the Board as described in Item 5.02 (d) of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated July 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: July 20, 2020	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary